Exhibit 99.2

CFO Review of Second Quarter Fiscal Year 2012 Results

Avnet, Inc. Q2 Fiscal Year 2012 Summary

Revenue

	September 30,	September 30,	September 30,
		Year-over-Year Growth Rates
	Q2 FY 12	Reported	Pro forma
	Revenue	Revenue	Revenue(2)
	($ in millions)
Avnet, Inc	$6,693.6	-1.1%	-0.8%
Excluding FX (1)		-0.9%	-0.6%

Electronics Marketing Total	$3,595.6	1.0%	-3.5%
Excluding FX (1)		1.0%	-3.5%
Americas	$1,401.8	14.9%	5.3%
EMEA	$943.3	-12.6%	-12.8%
Excluding FX (1)		-12.1%	-12.3%
Asia	$1,250.5	-0.7%	-4.7%

Technology Solutions Total	$3,098.0	-3.5%	2.5%
Excluding FX (1)		-3.0%	3.0%
Americas	$1,648.3	-9.6%	5.5%
EMEA	$1,006.2	-3.8%	-6.1%
Excluding FX (1)		-2.6%	-4.9%
Asia	$443.5	30.6%	14.4%

(1)	Year-over-year revenue growth rate excluding the impact of changes in foreign currency exchange rates.
(2)	Pro forma revenue as defined in this document.

•	Avnet, Inc. quarterly revenue of $6.7 billion declined slightly year over year.

•

On a sequential basis, sales increased 4.2% (up 5.9% excluding the impact of changes in foreign currency exchange rates – “constant dollars”). This was below normal seasonality of up 8% to 12%. Although EM experienced lower than normal seasonal revenue growth and TS revenue growth was towards the low end of normal seasonality, this was expected considering the current market and economic environment.

•	Year-over-year pro forma sales were relatively flat in both reported and constant dollars.

•	Electronics Marketing (EM) quarterly revenue was $3.6 billion, a year-over-year increase of 1.0%, and a sequential decline of 5.8% (down 4.6% in constant dollars).

•

Pro forma revenue was down 6.3% sequentially (down 5.1% in constant dollars), declining more than normal seasonality of flat to down 3%, primarily due to the impact of the supply chain’s inventory correction, most notably in the EMEA region where sales have declined sequentially by double digits for the second quarter in a row.

•

Pro forma year-over-year revenue growth was down 3.5% in both reported and constant dollars. Year-over-year declines in both EMEA and Asia were somewhat offset by the increase in the Americas, which was primarily attributable to increased demand for hard disk drives (“HDDs”) that are temporarily in short supply in the marketplace and the associated higher prices.

•

Technology Solutions (TS) revenue declined 3.5% year over year (down 3.0% in constant dollars) to $3.1 billion primarily due to a decline in the Americas and, to a lesser extent, EMEA, partially offset by an increase in Asia.

•	Industry standard servers and software revenue grew more than 35% year over year, while storage revenue grew more than 20%.

•	Pro forma revenue grew 2.5% year over year (up 3.0% in constant dollars) driven by strong growth in the Americas and double-digit growth in Asia somewhat offset by a decline in EMEA.

•

Pro forma revenue increased 18.7% sequentially (up 21.3% in constant dollars), which is within the range of typical seasonality of up 20% to 26%. The December quarter is typically the strongest for TS driven primarily by the calendar-year-based budgeting cycles of many of its customers.

Gross Profit

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,
	2011	2011	Change
	($ in millions)
Gross Profit	$784.1	$773.2	$10.9
Gross Profit Margin	11.7%	11.4%	28	bps

•	Gross profit dollars were $784 million, up 1% year over year and up 4% sequentially.

•

Gross profit margin was flat sequentially at 11.7% as improvements at both operating groups offset the typical seasonal decline driven by business mix as TS, which has a lower gross profit margin than EM, represented a larger percentage of our total sales in the December quarter.

•	TS gross profit margin increased 60 basis points year over year with all three regions contributing to the improvement, most notably in EMEA, which increased more than 100 basis points.

•	TS gross profit margin increased 13 basis points sequentially primarily due to improvements in the EMEA and Asia regions.

•	EM gross profit margin increased 30 basis points sequentially, primarily due to the temporary benefits associated with shortages in the marketplace for HDDs.

Operating Expenses

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,
	2011	2011	Change
	($ in millions)
Selling, General and Administrative Expenses	$518.7	$516.5	$2.3
Selling, General and Administrative Expenses as % of Gross Profit	66.2%	66.8%	-65	bps
Selling, General and Administrative Expenses as % of Sales	7.8%	7.6%	12	bps

•	Selling, general and administrative expenses (“SG&A expenses”) were $519 million, essentially flat year over year on a reported basis.

•	On a pro forma basis, excluding currency, SG&A expenses declined 0.9%, or $4.6 million benefitting somewhat from the restructuring actions that have been taken.

•

SG&A expenses as a percentage of gross profit decreased 65 basis points year over year and 425 basis points sequentially driven by the improvement at TS, where this metric was at its lowest level in eight quarters.

Operating Income

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,
	2011	2011	Change
	($ in millions)
GAAP Operating Income	$230.9	$227.6	$3.3
Adjusted Operating Income (1)	$265.4	$256.7	$8.7
Adjusted Operating Income Margin (1)	4.0%	3.8%	17	bps

Electronics Marketing (EM)
Operating income	$174.9	$183.4	$(8.5)
Operating income margin	4.9%	5.2%	-30	bps

Technology Solutions (TS)
Operating income	$118.9	$105.2	$13.7
Operating income margin	3.8%	3.3%	56	bps

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•	Adjusted operating income margin at the enterprise level of 3.96% increased 17 basis points and 49 basis points year over year and sequentially, respectively.

•

EM operating income margin decreased 30 basis points year over year and 15 basis points sequentially to 4.86%, dropping just below management’s target range (5.0%—5.5%) for the first time in eight quarters due to the impact of two consecutive quarters of lower than normal seasonal revenue growth as a result of the supply chain’s inventory correction.

•	The sequential decline is primarily due to lower sales in the higher operating income margin EMEA region partially offset by the benefit from a temporary lift in margins in HDDs in the Americas.

•

TS operating income margin increased 56 basis points year over year and 135 basis points sequentially to 3.84% and is within management’s target range (3.4% to 3.9%) for the first time in eight quarters.

•	The most significant improvement was in the EMEA region where there has been a continuing heavy focus on performance and restructuring initiatives to accelerate progress towards our long term goals.

Avnet, Inc. Interest Expense, Other Income and Income Taxes

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,
	2011	2011	Change
	($ in millions)
Interest Expense	$(22.2)	$(24.2)	$2.1
Other Income (expense)	$0.7	$(0.4)	$1.1

GAAP Income Taxes	$61.0	$62.0	$(0.9)
Adjusted Income Taxes (1)	$72.0	$67.3	$4.7
GAAP Effective Tax Rate	29.3%	30.5%	-119	bps
Adjusted Effective Tax Rate (1)	29.5%	29.0%	50	bps

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•

Interest expense for the December 2011 quarter was $22 million, down $2 million over the prior year due primarily to lower interest expense incurred under foreign bank credit facilities as compared with the prior year and the repayment in March 2011 of $104 million of the 3.75% convertible debt that was assumed in the acquisition of Bell Microproducts, Inc.

•	The adjusted effective tax rate was 29.5% in the second quarter as compared with 29.0% last year.

Avnet, Inc. Net Income

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,
	2011	2011	Change
	($ in millions, except per share data)
GAAP Net Income	$147.0	$141.0	$6.0
Adjusted Net Income (1)	$172.0	$164.8	$7.2

GAAP Diluted EPS	$0.98	$0.91	$0.07
Adjusted Diluted EPS (1)	$1.15	$1.07	$0.08

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•

Adjusted net income for the quarter was $172 million, or $1.15 per share on a diluted basis. This represents a year-over-year increase in adjusted net income of 4.4% and an increase in adjusted EPS of 7.5%. Sequentially, adjusted net income increased 23.7% and adjusted EPS increased 27.8%.

•

GAAP net income for the quarter was $147 million, or $0.98 per share on a diluted basis. Included in GAAP net income is a total of $25 million after tax and $0.17 per share on a diluted basis related to restructuring, integration and other charges.

Avnet, Inc. Returns

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,	Net
	2011	2011	Change
Return on Working Capital (ROWC) (1)	26.0%	27.7%	-171	bps
Return on Capital Employed (ROCE) (1)	14.3%	15.9%	-159	bps

(1)	A reconciliation of GAAP to non-GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•	Return on working capital (ROWC) for the quarter was 26.0%, a decrease of 171 basis points year over year and an increase of 387 basis points sequentially.

•	The year-over-year decline was primarily due to the impact related to the decline in revenue at EM as a result of the supply chain’s inventory correcion.

•	ROWC increased both year over year and sequentially at TS driven by improvements at all three regions.

•	Return on capital employed (ROCE) of 14.3% was down 159 basis points from the year ago quarter and increased 210 basis points sequentially.

•	ROCE rebounded from the September quarter and is now within our target range of 14%—16% after dropping below that range for only one quarter due primarily to market conditions.

Working Capital & Cash Flow

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,	January 1,	Net
	2011	2011	Change
	($ in millions)
Working Capital (1)	$3,701.8	$3,755.6	$(53.8)
Working Capital Velocity (1)	6.6	7.3	-0.7

(1)	A reconciliation of GAAP to non-GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•	Working capital decreased $54 million, or 1% year over year and decreased $360 million or 9% sequentially.

•	Working capital velocity increased 0.2 turns sequentially and declined 0.7 turns when compared with the year ago quarter.

•

Cash flow from operations was $450 million for the quarter primarily due to the combination of strong profits and the reduction in working capital. On a rolling four quarter basis, cash flow generated from operations was $715 million.

•	Cash and cash equivalents at the end of the quarter was $968.5 million; net debt (total debt less cash and cash equivalents) was $1.02 billion.

•

During the quarter, 4.61 million shares were repurchased under the recently authorized $500 million share repurchase program for an aggregate cost of $135.1 million; cash of $139.0 million was used for repurchases that settled during the quarter.

Risk Factors

The discussion of Avnet’s business and operations should be read together with the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties discussed in the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. These risks and uncertainties have the potential to affect Avnet’s business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information including adjusted operating income, adjusted net income and adjusted diluted earnings per share, as well as revenue adjusted for the impact of acquisitions and other items (as defined in the Pro forma (Organic) Revenue section of this release). Management believes pro forma revenue is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends.

Management believes that operating income adjusted for restructuring, integration and other items is a useful measure to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.

Management believes net income and EPS adjusted for the impact of the items described above is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and EPS excluding the impact of these items provides an important measure of the Company’s net results of operations for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•

ROWC is defined as annualized operating income, excluding restructuring, integration and other items, divided by the sum of the monthly average balances of receivables and inventory less accounts payable.

•

ROCE is defined as annualized, tax effected operating income, excluding restructuring, integration and other items, divided by the monthly average balances of interest-bearing debt and equity (including the impact of restructuring, integration, impairment charges and other items) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables plus inventory less accounts payable.

However, analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Second Quarter Fiscal 2012

	September 30,	September 30,	September 30,	September 30,
	Second Quarter Ended Fiscal 2012
	Op Income	Pre-tax	Net Income	Diluted EPS
	$ in thousands, except per share data
GAAP results	$230,889	$208,038	$147,023	$0.98
Restructuring, integration and other charges	34,505	34,505	23,563	0.16
Other	—	1,399	854	0.01
Income tax adjustments	—	—	539	—

Total adjustments	34,505	35,904	24,956	0.17

Adjusted results	$265,394	$243,942	$171,979	$1.15

Items impacting the second quarter of fiscal 2012 consisted of the following:

•

restructuring, integration and other charges of $34.5 million pre-tax related to cost reduction actions initiated during the second quarter and acquisition and integration charges associated with acquired businesses. The charges consisted of $19.8 million for severance, $7.4 million for facility exit costs, $3.4 million for integration costs, $3.1 million for transaction costs, $1.7 million for other restructuring charges, and a reversal of $0.9 million to adjust prior year restructuring reserves;

•	$1.4 million pre-tax related to the write-down of a small investment and the write-off of deferred financing costs associated with the early retirement of a credit facility; and

•

an income tax adjustment of $0.5 million primarily related to the combination of a favorable audit settlement and release of a valuation allowance on certain deferred tax assets which were determined to be realizable, mostly offset by changes to existing tax positions primarily for transfer pricing.

Second Quarter Fiscal 2011

	September 30,	September 30,	September 30,	September 30,
	Second Quarter Ended Fiscal 2011
	Op Income	Pre-tax	Net Income	Diluted EPS
	$ in thousands, except per share data
GAAP results	$227,602	$202,994	$141,034	$0.91
Restructuring, integration and other charges	29,112	29,112	20,827	0.14
Income tax adjustments	—	—	2,935	0.02

Total adjustments	29,112	29,112	23,762	0.16

Adjusted results	$256,714	$232,106	$164,796	$1.07

Items impacting the second quarter of fiscal 2011 consisted of the following:

•

restructuring, integration and other charges of $29.1 million pre-tax which were incurred primarily in connection with the acquisition and integration of acquired businesses and consisted of $10.6 million for severance, $11.5 million for facility exit related costs, fixed asset write downs and other related charges, $8.8 million for integration-related costs, $1.3 million for transaction costs associated with acquisitions, $0.4 million for other charges, and a reversal of $3.5 million to adjust prior year restructuring reserves; and

•	income tax adjustments of $2.9 million primarily related to uncertainty surrounding deferred tax assets and additional transfer pricing exposure.

Pro Forma (Organic) Revenue

Pro forma or Organic revenue is defined as reported revenue adjusted for (i) the impact of acquisitions by adjusting Avnet’s prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of fiscal 2011; (ii) the impact of a fiscal 2011 divestiture by adjusting Avnet’s prior periods to exclude the sales of the business divested as if the divestiture had occurred at the beginning of fiscal 2011; and (iii) the impact of a transfer of the Latin America computing components business from TS Americas to EM Americas that occurred in the first quarter of fiscal 2012, which did not have an impact to Avnet on a consolidated basis but did impact the pro forma sales for the groups by $111 million in the second quarter of fiscal 2011. Sales taking into account the combination of these adjustments is referred to as “pro forma sales” or “organic sales”.

	September 30,	September 30,	September 30,
	Revenue as Reported	Acquisition / Divested Revenue	Pro forma Revenue
	(in thousands)
Q1 Fiscal 2012	$6,426,006	$21,224	$6,447,230
Q2 Fiscal 2012	6,693,573	620	6,694,193

Fiscal year 2012	$13,119,579	$21,844	$13,141,423

Q1 Fiscal 2011	$6,182,388	$39,832	$6,222,220
Q2 Fiscal 2011	6,767,495	(20,513)	6,746,982
Q3 Fiscal 2011	6,672,404	86,802	6,759,206
Q4 Fiscal 2011	6,912,126	91,296	7,003,422

Fiscal year 2011	$26,534,413	$197,417	$26,731,830

“Acquisition Revenue” as presented in the preceding table includes the acquisitions listed below. The preceding table also reflects the divestiture of New ProSys Corp. which occurred in January 2011.

Acquired Business	Operating Group	Acquisition Date
Unidux	EM	July 2010
Broadband	EM	October 2010
Eurotone	EM	October 2010
Center Cell	EM	November 2010
itX Group Ltd	TS	January 2011
Amosdec	TS	July 2011
Prospect Technology	EM	August 2011
JC Tally Trading & subsidiary	EM	August 2011
DE2	EM	November 2011

ROWC, ROCE and WC Velocity

	September 30,	September 30,	September 30,
		Q2 FY 12	Q2 FY 11

Sales		6,693,573	6,767,495
Sales, annualized	(a)	26,774,293	27,069,978

Adjusted operating income (1)		265,394	256,714
Adjusted operating income, annualized	(b)	1,061,576	1,026,857
Adjusted effective tax rate (2)		29.28%	27.97%
Adjusted operating income, net after tax	(c)	750,747	739,645

Average monthly working capital (3)
Accounts receivable		4,565,435	4,485,056
Inventory		2,622,126	2,567,959
Accounts payable		(3,109,372)	(3,351,858)

Average working capital	(d)	4,078,189	3,701,157

Average monthly total capital (3)	(e)	5,246,036	4,650,768

ROWC = (b) / (d)		26.03%	27.74%
WC Velocity = (a) / (d)		6.57	7.31
ROCE = (c ) / (e)		14.31%	15.90%

(1)	See reconciliation to GAAP amounts in the preceding tables in this Non-GAAP Financial Information Section.
(2)

Adjusted effective tax rate is based upon a year-to-date (full fiscal year rate for FY11) calculation excluding restructuring, integration and other charges and tax adjustments as described in the reconcilation to GAAP amounts in this Non-GAAP Financial Information Section.

(3)	For averaging purposes, the working capital and total capital for Bell Micro was included as of the beginning of fiscal 2011.